Use these links to rapidly review the document

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee*

Common stock, par value $.01 per share	$400,000,000	$15,720

*
Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-137120

PROSPECTUS SUPPLEMENT
(To prospectus dated May 3, 2007)

$400,000,000

FPL GROUP, INC.

Common Stock

        FPL Group, Inc. has entered into a distribution agency agreement with Credit Suisse Securities (USA) LLC, which is referred to as the "sales agent," relating to shares of common stock of FPL Group, par value $.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agency agreement, FPL Group may offer and sell shares of the common stock having an aggregate offering price of up to $400,000,000 from time to time through the sales agent. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed with the sales agent. FPL Group will pay the sales agent a commission equal to 0.75% of the gross sales price per share of shares sold through it as agent under the distribution agency agreement.

        Under the terms of the distribution agency agreement, FPL Group also may sell some or all of the shares of common stock to Credit Suisse as principal for its own account at a price agreed upon at the time of sale. If FPL Group sells shares to Credit Suisse as principal, FPL Group will enter into a separate terms agreement setting forth the terms of such transaction, and FPL Group will describe the agreement in a separate prospectus supplement or pricing supplement.

        The sales agent is not required to sell any specific number or dollar amount of shares of the common stock, but, subject to the terms and conditions of the distribution agency agreement and unless otherwise agreed by the sales agent and FPL Group, the sales agent will use its reasonable efforts to sell the shares offered as FPL Group's agent. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by FPL Group or the sales agent.

        The common stock of FPL Group is listed on the New York Stock Exchange and trades under the symbol "FPL." On January 26, 2009, the last reported sale price of the common stock on the New York Stock Exchange was $48.94 per share.

        Investing in the common stock of FPL Group involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement to read about some of the factors you should consider before making an investment in the common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is January 27, 2009.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from FPL Group or the sales agent specifying the final terms of the offering. Neither FPL Group nor the sales agent has authorized anyone else to provide you with additional or different information. Neither FPL Group nor the sales agent is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the dates on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement, as amended, that FPL Group, Inc., among other registrants, has filed with the Securities and Exchange Commission, or "SEC," using a "shelf" registration process.

        This prospectus supplement contains the terms of this offering. This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference herein, will apply and will supersede that information in the accompanying prospectus. References to the "prospectus" are to this prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference in each.

        It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation by Reference."

        Unless otherwise stated or the context otherwise requires, the term "FPL Group" used in this prospectus supplement and the accompanying prospectus refers to FPL Group, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference in each. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the "Risk Factors" section beginning on page S-3 of this prospectus supplement to determine whether an investment in the common stock of FPL Group, Inc. is appropriate for you.

 Overview

        FPL Group is one of the nation's largest providers of electricity-related services. It has two principal operating subsidiaries, Florida Power & Light Company and NextEra Energy Resources, LLC, or "NextEra Energy Resources." Florida Power & Light Company is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. At December 31, 2008, Florida Power & Light Company served more than 8.7 million people throughout most of the east and lower west coasts of Florida. NextEra Energy Resources, which was formerly known as FPL Energy, LLC, is FPL Group's competitive energy subsidiary. NextEra Energy Resources produces electricity primarily utilizing natural gas, wind and nuclear resources. The generating assets of Florida Power & Light Company and NextEra Energy Resources together represented approximately 39,000 megawatts of capacity at December 31, 2008.

        FPL Group, Inc. is a holding company incorporated in 1984 as a Florida corporation. FPL Group's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, its telephone number at that address is (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408.

The Offering

Issuer	FPL Group, Inc.
Common stock offered	Shares having an aggregate offering price of up to $400,000,000
Dividends	FPL Group, Inc. currently pays quarterly dividends on the common stock.
Use of proceeds
FPL Group intends to add the net proceeds from sales of the common stock, after deducting the sales agent's commission and other offering expenses, to its general funds. FPL Group uses its general funds for corporate purposes, including working capital, capital expenditures and repayment of commercial paper. See "Use of Proceeds" on page S-11 of this prospectus supplement for more information.
Risk factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of the common stock.
New York Stock Exchange symbol	FPL

RISK FACTORS

        Before purchasing the common stock, you should carefully consider the following risk factors together with the risk factors and other information incorporated by reference in this prospectus.

FPL Group is subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including, but not limited to, initiatives regarding deregulation and restructuring of the energy industry, and environmental matters, including, but not limited to, matters related to the effects of climate change. Florida Power & Light Company holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements. These factors may have a negative impact on the business and results of operations of FPL Group.

        FPL Group is subject to complex laws and regulations, and to changes in laws or regulations, including, but not limited to, the Public Utility Regulatory Policies Act of 1978, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, the Energy Policy Act of 2005 and certain sections of the Florida statutes relating to public utilities, as well as changing governmental policies and regulatory actions, including, but not limited to, those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the legislatures and utility commissions of other states in which FPL Group has operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of plant facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including, but not limited to, retail wheeling and transmission costs). The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of any and all costs that it considers excessive or imprudently incurred. The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

        FPL Group is subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, climate change, waste management, marine and wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

        FPL Group operates in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, but not limited to, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable energy sources. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

        FPL Group's results of operations could be affected by Florida Power & Light Company's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of transmission, distribution and power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group.

        The operation and maintenance of transmission, distribution and power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's generation fleets and transmission and distribution systems unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including, but not limited to, natural disasters such as hurricanes and droughts), as well as the risk of performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including, but not limited to, the cost of replacement power. In addition to these risks, FPL Group's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel and the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's plants, or at the plants of other nuclear operators. Breakdown or failure of an operating facility of NextEra Energy Resources may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities, including nuclear facilities, involve substantial risks. Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group could be adversely affected.

        FPL Group's ability to successfully and timely complete its power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables, including, but not limited to, transmission interconnection issues and escalating costs for materials, labor and environmental compliance, and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group could be subject to additional costs, termination payments under committed contracts, and/or the write-off of its investment in the project or improvement.

The use of derivative contracts by FPL Group in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group.

        FPL Group uses derivative instruments, such as swaps, options and forwards, to manage its commodity and financial market risks. FPL Group provides full energy and capacity requirements services primarily to distribution utilities and engages in energy trading activities. FPL Group could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments. In addition, Florida Power & Light Company's use of such instruments could be subject to prudence challenges and, if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, including, but not limited to, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel, transmission constraints, competition from other generators, including those utilizing new sources of generation, excess generation capacity and demand for power, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

        There are various risks associated with FPL Group's competitive energy business. In addition to risks discussed elsewhere, risk factors specifically affecting the success of NextEra Energy Resources in competitive wholesale markets include, but are not limited to, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from other generators, including those utilizing new sources of generation, excess generation capacity and shifting demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of NextEra Energy Resources. The failure or inability of NextEra Energy Resources to hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results. In keeping with industry trends, a portion of the power generation facilities of NextEra Energy Resources operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results. In addition, the business of NextEra Energy Resources depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, the ability of NextEra Energy Resources to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

        FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the Energy Policy Act of 2005. In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

Adverse capital and credit market conditions may adversely affect the ability of FPL Group, Inc. and its subsidiaries to meet liquidity needs, access capital and operate and grow their businesses, and the cost of capital. Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL Group.

        Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL Group, Inc. and its subsidiaries to fund their operations, including their capital requirements. Those markets provide FPL Group, Inc. and its subsidiaries with the liquidity to operate and grow their businesses that is not otherwise provided from operating cash flows. Disruptions, uncertainty or volatility in those markets can also increase the cost of capital of these companies. If FPL Group, Inc. and its subsidiaries are unable to access the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could impact their ability to grow their businesses, decrease earnings and/or significantly reduce financial flexibility.

The inability to maintain current credit ratings may adversely affect the liquidity of FPL Group, Inc. and its subsidiaries and limit their ability to grow their businesses, and would likely increase interest costs.

        FPL Group, Inc., FPL Group Capital Inc, or "FPL Group Capital," and Florida Power & Light Company rely on access to capital markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group, Inc., FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital on favorable terms, which, in turn, could impact their ability to grow their businesses and would likely increase their interest costs.

FPL Group is subject to credit and performance risk from third parties under supply and service contracts.

        FPL Group relies on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of its facilities, as well as for business operations. If vendors fail to fulfill their contractual obligations, FPL Group may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to their operations.

Customer growth and customer usage in Florida Power & Light Company's service area affects FPL Group's results of operations.

        FPL Group's results of operations are affected by the growth in customer accounts in Florida Power & Light Company's service area and customer usage. Customer growth can be affected by population growth. Customer growth and customer usage can be affected by economic factors in Florida, including, but not limited to, job and income growth, housing starts and new home prices. Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.

Weather affects FPL Group's results of operations. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

        FPL Group's results of operations are affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities. FPL Group's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred. At Florida Power & Light Company, recovery of these costs is subject to Florida Public Service Commission approval.

FPL Group is subject to costs and other potentially adverse effects of legal and regulatory proceedings as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

        FPL Group is subject to costs and other potentially adverse effects of legal and regulatory proceedings, settlements, investigations and claims as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's business may impact the operations of FPL Group in unpredictable ways.

        FPL Group is subject to direct and indirect effects of terrorist threats and activities as well as cyber attacks and disruptive activities of individuals and/or groups. Infrastructure facilities and systems, including, but not limited to, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets. The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the United States, and the increased cost and adequacy of security and insurance.

The ability of FPL Group to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

        FPL Group's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL Group is subject to employee workforce factors that could adversely affect its business and financial condition.

        FPL Group is subject to employee workforce factors, including, but not limited to, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs, collective bargaining agreements with union employees and work stoppages that could adversely affect FPL Group's business and financial condition.

FPL Group, Inc.'s stock price has fluctuated over a wide range, and could fluctuate significantly in the future, as a result of FPL Group's operating performance, conditions in the electric utility industry and economic conditions generally.

        The market price of the common stock has been, and may continue to be, subject to significant fluctuations due to factors relating to FPL Group's operating performance and conditions in the electric utility industry, including the factors discussed in this "Risk Factors" section and in the documents incorporated by reference in this prospectus. In addition, the stock market in recent years has experienced extreme price and volume fluctuations, which have become more pronounced as a result of the recent global financial crisis. This volatility has had a significant impact on the market price of securities issued by many companies, including FPL Group and other energy companies. The changes in the market prices of securities frequently appear to occur without regard to the financial results of these companies. Accordingly, the market price of the common stock could fluctuate based upon factors that are not directly related to FPL Group's operating performance, and these fluctuations could materially reduce FPL Group Inc.'s stock price.

FPL Group, Inc.'s ability to continue to pay dividends on the common stock is subject to the risks affecting its business and to contractual restrictions that may limit its dividend-paying ability in specified circumstances.

        FPL Group, Inc. is a holding company that conducts substantially all of its operations through its subsidiaries. The ability of FPL Group, Inc. to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  the ability of Florida Power & Light Company and FPL Group, Inc.'s other subsidiaries to pay dividends to FPL Group, Inc., which is subject to the risks affecting the businesses of such subsidiaries; and

  •
  contractual restrictions applicable to FPL Group, Inc. and some of its subsidiaries.

        Florida Power & Light Company is subject to a mortgage that secures its obligations under outstanding first mortgage bonds issued by it. In specified circumstances, the terms of the mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to FPL Group, Inc.

        Other restrictions on the dividend-paying ability of FPL Group, Inc. or its subsidiaries are contained in outstanding financing arrangements. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group, Inc. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one such issue, and on one or more occasions for up to ten consecutive years, in the case of other issues of such securities. FPL Group, Inc., Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional junior subordinated debentures providing them with similar rights to defer the payment of interest. If FPL Group Capital or FPL Group, Inc. were to exercise any right to defer interest payments on currently outstanding or future issues of junior subordinated debentures, or if there were to occur certain payment defaults on those securities, FPL Group, Inc. would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred. If Florida Power & Light Company were to exercise any such right to defer the payment of interest, it would not be able, with limited exceptions, to pay dividends to any holder of its common stock or preferred stock, including FPL Group, Inc., during the periods in which such payments were deferred. In addition, FPL Group, Inc., FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on FPL Group, Inc.'s ability to pay dividends on the common stock.

        The right of the holders of common stock to receive dividends might become subject to the prior dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by FPL Group, Inc.

Provisions in FPL Group, Inc.'s organizational documents and the Florida Business Corporation Act could discourage takeover attempts that FPL Group, Inc.'s board of directors and management oppose even if holders of common stock might benefit from a change in control of FPL Group, Inc.

        Provisions in FPL Group, Inc.'s charter and bylaws and the Florida Business Corporation Act, or "Florida Act," may make it difficult and expensive for a third party to pursue a takeover attempt that FPL Group, Inc.'s board of directors and management oppose even if a change in control of FPL Group, Inc. might be beneficial to the interests of holders of common stock. Among charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which the charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the FPL Group, Inc. board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in the charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in the charter, or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal the FPL Group, Inc. bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of the charter, including the foregoing provisions.

        The FPL Group, Inc. bylaws contain some of the foregoing provisions contained in the charter. In addition, the bylaws contain provisions that limit to 16 directors the maximum number of authorized directors of FPL Group, Inc. and that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at an annual meeting.

        As a Florida corporation, FPL Group, Inc. is subject to the Florida Act, which provides that an affiliated transaction with an interested shareholder generally must be approved by the affirmative vote of the holders of two-thirds of FPL Group, Inc.'s voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

        The charter authorizes FPL Group, Inc.'s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of serial preferred stock in one or more series, and to fix the powers, preferences and rights of each such series. The rights and privileges of holders of common stock may be adversely affected by the powers, preferences and rights of holders of any series of preferred stock which the FPL Group, Inc. board of directors may authorize for issuance from time to time. By authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights and preferences, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of FPL Group, Inc. or otherwise could adversely affect the market price of the common stock.

INCORPORATION BY REFERENCE

        This prospectus is part of a registration statement FPL Group has filed with the SEC. The SEC allows FPL Group to "incorporate by reference" some documents FPL Group files with it, which means that FPL Group can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that FPL Group files later with the SEC will automatically update and supersede this information. FPL Group does not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," or otherwise subject to the liability of that section, unless FPL Group expressly states that such information is so deemed to be filed or unless FPL Group expressly incorporates such information by reference in this registration statement. Subject to the foregoing, FPL Group incorporates by reference the documents listed below that it has previously filed with the SEC:

  •
  FPL Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  FPL Group's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

  •
  FPL Group's Current Reports on Form 8-K filed with the SEC on February 22, 2008, March 31, 2008, May 27, 2008, June 17, 2008, July 2, 2008, September 22, 2008, October 21, 2008, December 15, 2008, December 18, 2008, December 19, 2008, December 22, 2008, January 5, 2009, January 7, 2009, January 23, 2009, January 26, 2009 and January 27, 2009 (other than any portions of those documents not deemed to be filed); and

  •
  the description of the common stock contained in FPL Group's Current Report on Form 8-K filed with the SEC on January 26, 2009, and any amendments or reports filed for the purpose of updating such description.

        FPL Group also incorporates by reference additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering. All such documents will be deemed to be a part of this prospectus.

        FPL Group will, upon request, provide a copy of any or all of the information it incorporates by reference (including any exhibits specifically incorporated by reference in that information), at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered. To request a copy of any or all of this information, you should write or telephone FPL Group at the following address and telephone number:

FPL Group, Inc.
P.O. Box 14000
Juno Beach, Florida 33408
(561) 694-4000
Attn: Shareholder Services

 USE OF PROCEEDS

        FPL Group intends to add the net proceeds from sales of the common stock, after deducting the sales agent's commission and other offering expenses, to its general funds. FPL Group uses its general funds for corporate purposes, including working capital, capital expenditures and repayment of commercial paper.

        As of January 21, 2009, FPL Group Capital had $1.05 billion of commercial paper outstanding, which had maturities of up to 51 days and which had annual interest rates ranging from 0.30% to 3.05%. Also as of January 21, 2009, Florida Power & Light Company had $666.7 million of commercial paper outstanding, which had maturities of up to 40 days and which had annual interest rates ranging from 0.15% to 1.85%.

        FPL Group will temporarily invest the net sale proceeds in short-term instruments pending their use for corporate purposes.

DESCRIPTION OF COMMON STOCK

        The following summary description of the terms of the common stock of FPL Group, Inc. is not intended to be complete. The description is qualified in its entirety by reference to the provisions of FPL Group, Inc.'s articles of incorporation, or "charter," and bylaws as currently in effect, the other documents described below, and applicable laws. Copies of the foregoing documents have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and may be obtained as described under "Incorporation by Reference." References to "FPL Group" in the following discussion are to FPL Group, Inc.

Authorized and Outstanding Capital Stock

        FPL Group's charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

  •
  800,000,000 shares of common stock; and

  •
  100,000,000 shares of serial preferred stock.

        As of December 31, 2008, there were 408,915,305 shares of common stock and no shares of serial preferred stock issued and outstanding. As of the same date, FPL Group's board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

        Voting Rights.    In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of FPL Group's shareholders. The holders of common stock do not have cumulative voting rights. Unless otherwise provided by FPL Group's charter or bylaws or applicable law, the affirmative vote of the holders of a majority of the total number of shares represented at a meeting and entitled to vote on a matter (including the election of directors) is required for shareholder action on that matter.

        Dividend Rights.    The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by FPL Group's board of directors out of funds legally available for dividend payments.

        The declaration and payment of dividends on the common stock is within the sole discretion of FPL Group's board of directors. FPL Group's charter does not limit the dividends that may be paid on the common stock.

        The ability of FPL Group to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  the ability of Florida Power & Light Company and FPL Group's other subsidiaries to pay dividends to FPL Group, which is subject to the risks affecting the businesses of such subsidiaries; and

  •
  contractual restrictions applicable to FPL Group and some of its subsidiaries.

        Florida Power & Light Company is subject to a mortgage that secures its obligations under outstanding first mortgage bonds issued by it. In specified circumstances, the terms of the mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to FPL Group. Florida Power & Light Company's ability to pay dividends to FPL Group was not restricted by the terms of the mortgage as of the date of this prospectus supplement.

        Other restrictions on the dividend-paying ability of FPL Group or its subsidiaries are contained in outstanding financing arrangements. A subsidiary of FPL Group, FPL Group Capital, has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one such issue, and on one or more occasions for up to ten consecutive years, in the case of other issues of such securities. FPL Group, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional junior subordinated debentures providing them with similar rights to defer the payment of interest. If FPL Group Capital or FPL Group were to exercise any right to defer interest payments on currently outstanding or future issues of junior subordinated debentures, or if there were to occur certain payment defaults on those securities, FPL Group would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred. If Florida Power & Light Company were to exercise any such right to defer the payment of interest, it would not be able, with limited exceptions, to pay dividends to any holder of its common stock or preferred stock, including FPL Group, during the periods in which such payments were deferred. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company might issue other securities in the future that contain similar or other restrictions on FPL Group's ability to pay dividends on the common stock.

        The right of the holders of common stock to receive dividends might become subject to the prior dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by FPL Group.

        Liquidation Rights.    If there is a liquidation, dissolution or winding up of FPL Group, the holders of common stock are entitled to share equally and ratably in any assets remaining after FPL Group has paid, or provided for the payment of, all of its debts and other liabilities, and after FPL Group has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding serial preferred stock.

        Other Rights.    The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in Charter and Bylaws

        FPL Group's charter and bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that FPL Group's board of directors and management oppose even if a change in control of FPL Group might be beneficial to the interests of holders of common stock.

        Charter Provisions.    Among charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which the charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the FPL Group board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in the charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in the charter, or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal the FPL Group bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of the charter, including the foregoing provisions.

        The charter defines the term "interested shareholder" to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term "continuing director" to include any director who is not an affiliate of an interested shareholder. The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

        The term "business combination" is defined in the charter to include the following transactions:

  •
  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (1) any interested shareholder or (2) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

  •
  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

  •
  any reclassification of securities (including any reverse stock split) or recapitalization of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

        For purposes of the foregoing "business combination" provisions, the charter defines the term "subsidiary" as any corporation of which FPL Group owns, directly or indirectly, a majority of any class of equity securities.

        The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Business Corporation Act described below.

        Bylaw Provisions.    The FPL Group bylaws contain some of the foregoing provisions contained in the charter. The bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of FPL Group. In addition, the bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year's annual meeting. The bylaws also require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder's notice to be in proper form, it must include all of the information specified in the bylaws.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

        Affiliated Transactions.    As a Florida corporation, FPL Group is subject to the Florida Business Corporation Act, or "Florida Act, " which provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an "interested shareholder" as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares;

  •
  the corporation has not had more than 300 shareholders of record at any time during the preceding three years; or

  •
  specified fair price and procedural requirements are satisfied.

        The foregoing restrictions do not apply if the corporation's original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. FPL Group's charter and bylaws do not contain such a provision.

        Control-Share Acquisitions.    The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

  •
  one-fifth or more, but less than one-third, of all voting power of the corporation;

  •
  one-third or more, but less than a majority, of all voting power of the corporation; or

  •
  a majority or more of all voting power of the corporation.

        The statute does not apply if, among other things, the acquisition:

  •
  is approved by the corporation's board of directors;

  •
  is pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;

  •
  is effected pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; or

  •
  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation's articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. FPL Group's charter and bylaws do not contain such provisions.

Preferred Stock

        The charter authorizes FPL Group's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of serial preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including, voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. FPL Group's board of directors has broad discretion with respect to the creation and issuance of serial preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of serial preferred stock outstanding at any time. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which FPL Group's board of directors may authorize for issuance from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of FPL Group, even if such a transaction would be beneficial to the interests of holders of the common stock.

Indemnification

        Florida law generally provides that a Florida corporation, such as FPL Group, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to FPL Group and other persons. FPL Group's bylaws contain provisions requiring FPL Group to indemnify its directors, officers, employees and agents under specified conditions. In addition, FPL Group carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Register

        The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Listing

        The common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a general discussion of selected U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of shares of the common stock by a non-U.S. holder that acquires such shares pursuant to this offering and holds the shares as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code." A capital asset for these purposes generally is property held for investment.

        As used in this discussion, the term "non-U.S. holder" means a beneficial owner of shares of common stock (other than a partnership) that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen of the United States;

  •
  an individual who is a resident of the United States, which refers to generally a non-U.S. individual who (1) is a lawful permanent resident of the United States, (2) is present in the United States for or in excess of certain periods of time or (3) makes a valid election to be treated as a U.S. person;

  •
  a corporation, or any other entity treated as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax, regardless of its source; or

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and whose substantial decisions are subject to the control of one or more U.S. persons or (2) that has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

        This discussion is based on provisions of the Code, existing and proposed U.S. Treasury regulations issued under the Code, and administrative and judicial interpretations, in each case, as of the date hereof. These authorities are subject to change, possibly with retroactive effect, or to different interpretations.

        This discussion does not address all aspects of U.S. federal income and estate taxes. Among other matters, this discussion does not consider:

  •
  foreign, state, local or other tax considerations that may be relevant to non-U.S. holders of shares of common stock in light of their personal circumstances; or

  •
  U.S. federal income and estate tax consequences applicable to holders of shares of common stock who are subject to special tax treatment under the federal income tax laws, including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of securities held as part of a "straddle," "hedge," "conversion transaction" or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, former U.S. citizens or residents, holders subject to the alternative minimum tax, and persons who hold or receive shares of common stock as compensation.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner in the partnership generally will depend on the tax status of the partner and the activities of the partnership. A beneficial owner of shares of common stock who is a partner of a partnership that holds shares of common stock should consult such beneficial owner's own tax adviser.

        Prospective investors should seek advice from their own independent tax advisers concerning the United States federal, state, local and non-U.S. tax consequences of an investment in the shares of common stock based on their particular circumstances.

Dividends

        Any distributions on shares of common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from FPL Group's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed FPL Group's current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, the holder's basis in the shares of common stock, but not below zero, and then will be treated as gain from the sale of shares of common stock.

        Dividends paid to a non-U.S. holder of shares of common stock that are not effectively connected with a non-U.S. holder's conduct of a U.S. trade or business generally will be subject to withholding of U.S. federal income tax at a 30% rate, or any lower rate specified by an applicable income tax treaty. To receive a reduced treaty rate, a non-U.S. holder must complete Form W-8BEN (or a substitute form) of the Internal Revenue Service, or "IRS," certify under penalty of perjury that such holder is eligible for benefits under the applicable treaty, and provide other additional information as required. The non-U.S. holder periodically must update the information on such forms. Special certification and other requirements apply to some non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, U.S. Treasury regulations provide special procedures for payments of dividends through specified intermediaries.

        If a non-U.S. holder satisfies specified certification and disclosure requirements, the following dividends are not subject to U.S. federal withholding tax:

  •
  dividends that are effectively connected with the conduct of a trade or business by such non-U.S. holder within the United States; and

  •
  if an income tax treaty applies, dividends that are attributable to a permanent establishment, or, in the case of an individual, a fixed base in the United States, as provided in the applicable treaty.

The non-U.S. holder would be required to provide FPL Group with a properly executed IRS Form W-8ECI, for effectively connected income, or W-8BEN, for treaty benefits, or such successor form as the IRS designates. In such cases, dividends are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. In addition, a "branch profits tax" may be imposed at a 30% rate (or any lower rate that may be specified by an applicable income tax treaty) on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

        A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing with the IRS an appropriate claim for refund together with the required information.

Gain on Disposition of Shares of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition of shares of common stock unless one of the following applies:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States, in which case the

    non-U.S. holder will be subject to U.S. federal income tax on the gain, on a net income basis, at the graduated rates applicable to U.S. holders, unless an applicable treaty provides otherwise, and a non-U.S. holder that is a foreign corporation also may be subject to the branch profits tax referred to above;

  •
  the non-U.S. holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and meets certain other conditions, in which case such non-U.S. holder will be subject to a flat 30% tax on the gain (unless an applicable income tax treaty provides otherwise), which may be offset by certain U.S.-source capital losses, even though the individual is not considered a resident of the United States; or

  •
  FPL Group is or has been a "U.S. real property holding corporation," or "USRPHC," for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period during which the non-U.S. holder held the shares of common stock, in which case only a non-U.S. holder who held, at any time during the applicable period, more than 5% of the shares of common stock will be subject to U.S. federal income tax on the disposition of shares of common stock under the USRPHC rules, so long as the shares of common stock continue to be regularly traded on an established securities market.

        In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. FPL Group believes that it is not currently, and will not become, a USRPHC for U.S. federal income tax purposes.

Federal Estate Tax

        Shares of common stock owned or treated as owned by an individual non-U.S. holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax. Estates of non-resident non-citizens are generally allowed a statutory credit, which has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, or vice versa.

Information Reporting and Backup Withholding Tax

        Under U.S. Treasury regulations, FPL Group must report annually to the IRS and to each holder the gross amount of dividends paid to such holder and the tax withheld, if any, with respect to such dividends. The reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding also may be required under an applicable income tax treaty to be made available to the tax authorities in the country in which a non-U.S. holder resides.

        A holder of shares of common stock may be subject to backup withholding, currently at a rate of 28%, on payments of dividends if the holder fails to certify under penalties of perjury and in accordance with applicable U.S. Treasury regulations that such holder is a non-U.S. holder, or the payor has actual knowledge or reason to know that such holder is a U.S. person as defined under the Code.

        The payment of proceeds on the sale or other disposition of shares of common stock by or through a U.S. office of any U.S. or non-U.S. broker, is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of proceeds on a sale or other disposition of shares of common stock by or through a non-U.S. office of any U.S. or non-U.S. broker. If, however, the broker is, for U.S. federal income tax purposes

  •
  a U.S. person,

  •
  a controlled foreign corporation, as defined in the Code,

  •
  a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

  •
  a foreign partnership with particular U.S. connections,

such payments will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and other specified conditions are met or the beneficial owner otherwise establishes an exemption. In addition, backup withholding may apply in such cases unless specified certification requirements are satisfied or an exemption is otherwise established and the broker has no actual knowledge or reason to know that the holder is a U.S. person.

        Any amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, any such withheld amounts may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, if any, if the required information is timely furnished to the IRS.

        The foregoing discussion of U.S. federal tax consequences to non-U.S. holders is not tax advice and is not based on an opinion of counsel. Accordingly, each prospective non-U.S. holder of shares of the common stock should consult such holder's own tax adviser with respect to the federal, state, local and non-U.S. tax consequences of the ownership and disposition of shares of common stock.

PLAN OF DISTRIBUTION

        FPL Group, Inc. has entered into a distribution agency agreement with Credit Suisse Securities (USA) LLC, which FPL Group refers to as the "sales agent," under which FPL Group may offer and sell shares of the common stock having an aggregate offering price of up to $400,000,000 from time to time through the sales agent. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, block transactions and such other transactions as agreed upon by FPL Group and the sales agent. The sales agent will not engage in any transactions that stabilize the price of the common stock.

        The sales agent will use its reasonable efforts to sell, as FPL Group's agent, the shares of common stock offered hereby on a daily basis or as otherwise agreed upon by FPL Group and such sales agent. FPL Group will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as FPL Group and such sales agent agree. Subject to the terms and conditions of the distribution agency agreement, the sales agent will use its reasonable efforts to sell, as sales agent and on behalf of FPL Group, all of the designated shares of common stock. FPL Group may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by FPL Group in any such instruction. FPL Group may suspend the offering of shares of common stock under the distribution agency agreement by notifying the sales agent. Similarly, the sales agent may suspend the offering of shares of common stock under the distribution agency agreement by notifying FPL Group of the suspension.

        FPL Group will pay the sales agent a commission equal to 0.75% of the gross sales price per share of shares sold through the sales agent as agent under the distribution agency agreement. FPL Group's net proceeds from the offering of shares hereunder will equal the gross proceeds, less the sum of the sales agent's commission, any expenses payable by FPL Group and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales. FPL Group has agreed to reimburse the sales agent for certain of its expenses in certain circumstances.

        Settlement for sales of common stock will occur on the third business day following the date on which any sales were made, in return for payment of the net proceeds to FPL Group. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the distribution agency agreement, FPL Group also may sell shares to Credit Suisse Securities (USA) LLC as principal for its own account at a price agreed upon at the time of sale. If FPL Group were to sell shares to Credit Suisse Securities (USA) LLC as principal, FPL Group would enter into a separate agreement setting forth the terms of such transaction and would describe this agreement in a separate prospectus supplement or pricing supplement.

        In connection with the sale of the common stock under this prospectus supplement, Credit Suisse Securities (USA) LLC may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the "Securities Act," and the compensation paid to it may be deemed to be underwriting commissions or discounts. FPL Group has agreed to provide indemnification and contribution to Credit Suisse Securities (USA) LLC against certain civil liabilities, including liabilities under the Securities Act.

        Credit Suisse Securities (USA) LLC from time to time engages in transactions with, and performs services for, FPL Group, Inc., its subsidiaries and its affiliates in the ordinary course of business and has engaged, and may in the future engage, in commercial banking and investment banking transactions with FPL Group, Inc., its subsidiaries and its affiliates, for which it has received and in the future will receive, customary fees.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or "FINRA," the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

        If Credit Suisse Securities (USA) LLC or FPL Group has reason to believe that the common stock is no longer an "actively-traded security" as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly so notify the other, and sales of common stock under the distribution agency agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Credit Suisse Securities (USA) LLC and FPL Group.

        The offering of common stock pursuant to the distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of such distribution agency agreement by FPL Group or the sales agent.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from FPL Group's Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of FPL Group's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Hogan & Hartson LLP will pass upon the legality of the shares of common stock offered by this prospectus supplement for FPL Group. Hunton & Williams LLP will pass upon the legality of the shares of common stock offered by this prospectus supplement for the sales agent.

PROSPECTUS

FPL GROUP, INC.

Common Stock, Preferred Stock, Senior Debt Securities, Junior Subordinated Debentures, Stock Purchase Contracts and Stock Purchase Units

FPL GROUP CAPITAL INC

Senior Debt Securities, Junior Subordinated Debentures and Preferred Stock

Guaranteed as described in this prospectus by

FPL GROUP, INC.

FPL GROUP CAPITAL TRUST II
FPL GROUP CAPITAL TRUST III
FPL GROUP TRUST I
FPL GROUP TRUST II

Preferred Trust Securities

Guaranteed as described in this prospectus by

FPL GROUP, INC.

        Each of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.

        FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        FPL Group's common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

        FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 60 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 3 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        FPL Group's, FPL Group Capital's, FPL Group Capital Trust II's, FPL Group Capital Trust III's, FPL Group Trust I's and FPL Group Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 3, 2007

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement, as amended, that FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, among other registrants, have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. FPL Group Capital Trust II and FPL Group Capital Trust III are each referred to in this prospectus as "FPL Group Capital Trust" and FPL Group Trust I and FPL Group Trust II are each referred to in this prospectus as "FPL Group Trust." In addition, FPL Group Capital Trust and FPL Group Trust are each referred to in this prospectus as the "Trust."

        Under this shelf registration process, FPL Group, FPL Group Capital and/or the Trust may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. As of the date of this prospectus, FPL Group, FPL Group Capital and/or the Trust are each authorized to issue securities up to a maximum aggregate offering price of $2,000,000,000, provided that the aggregate amount of all such securities or combinations of such securities offered by FPL Group, FPL Group Capital and the Trust under the registration statement as of this date may not exceed $2,000,000,000. The aggregate amount of securities which FPL Group, FPL Group Capital and/or the Trust are authorized to issue pursuant to this registration statement may be increased in the future. FPL Group may offer any of the following securities: common stock, preferred stock, senior debt securities or subordinated debt securities, each of which may be convertible or exchangeable into FPL Group common stock, stock purchase contracts, stock purchase units and guarantees related to the preferred trust securities which the Trust may offer and guarantees related to the preferred stock, senior debt securities and subordinated debt securities FPL Group Capital may offer. FPL Group Capital may offer any of the following securities: preferred stock, senior debt securities or subordinated debt securities. The Trust may offer preferred trust securities.

        This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer. Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

 RISK FACTORS

        Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL Group and FPL Group Capital are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including initiatives regarding deregulation and restructuring of the energy industry and environmental matters. Florida Power & Light Company holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements. These factors may have a negative impact on the business and results of operations of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital are subject to complex laws and regulations, and to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, the Energy Policy Act of 2005 and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the legislatures and utility commissions of other states in which FPL Group and FPL Group Capital have operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of any and all costs that it considers excessive or imprudently incurred. The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

        FPL Group and FPL Group Capital are subject to extensive federal, state and local environmental statutes as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, climate change, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

        FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation or restructuring of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

        FPL Group's results of operations could be affected by Florida Power & Light Company's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL Group Capital.

        The operation and maintenance of power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout our generation fleets unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's and FPL Group Capital's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel and the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL Group Capital's plants, or at the plants of other nuclear operators. Breakdown or failure of an operating facility of FPL Energy, LLC, a subsidiary of FPL Group Capital, may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities involve substantial risks. Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL Group Capital could be adversely affected.

        FPL Group's and FPL Group Capital's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL Group Capital in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks. FPL Group and FPL Group Capital provide full energy and capacity requirements services and engage in trading activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. In addition, Florida Power & Light Company's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group and FPL Group Capital, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital.

        There are other risks associated with FPL Group's and FPL Group Capital's competitive energy business. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's and FPL Group Capital's future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's and FPL Group Capital's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL Group's and FPL Group Capital's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

        FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the Energy Policy Act of 2005. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

Because FPL Group and FPL Group Capital rely on access to capital markets, the inability to maintain current credit ratings and access capital markets on favorable terms may limit the ability of FPL Group and FPL Group Capital to grow their businesses and would likely increase interest costs.

        FPL Group, FPL Group Capital and Florida Power & Light Company rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group, FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, which, in turn, could impact FPL Group's and FPL Group Capital's ability to grow their businesses and would likely increase their interest costs.

Customer growth in Florida Power & Light Company's service area affects FPL Group's results of operations.

        FPL Group's results of operations are affected by the growth in customer accounts in Florida Power & Light Company's service area. Customer growth can be affected by population growth as well as economic factors in Florida, including job and income growth, housing starts and new home prices. Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.

Weather affects FPL Group's and FPL Group Capital's results of operations.

        FPL Group's and FPL Group Capital's results of operations are affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. FPL Group's and FPL Group Capital's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred. At Florida Power & Light Company, recovery of these costs is subject to Florida Public Service Commission approval.

FPL Group and FPL Group Capital are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

        FPL Group and FPL Group Capital are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism may impact the operations of FPL Group and FPL Group Capital in unpredictable ways.

        FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL Group Capital to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

        FPL Group's and FPL Group Capital's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL Group Capital are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL Group Capital.

FPL GROUP

        FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group's principal subsidiary, Florida Power & Light Company, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. Other operations are conducted through FPL Group Capital.

 FPL GROUP CAPITAL

        FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. FPL Group Capital holds the capital stock or other ownership interests of, and provides funding for, FPL Group's operating subsidiaries other than Florida Power & Light Company. These operating subsidiaries' business activities primarily consist of FPL Energy, LLC's competitive energy business.

FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
FPL GROUP TRUST I AND FPL GROUP TRUST II

        FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York as the Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group. The trust agreements will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." FPL Group Capital Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets. FPL Group Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group as trust assets. All of the common trust securities will be owned by FPL Group. Unless otherwise stated in a prospectus supplement, the common trust securities will represent at least 3% of the total capital of the Trust. Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the Trust Agreement. The Trust will have a term as stated in the applicable prospectus supplement, but may dissolve earlier as provided in the Trust Agreement.

        The Trust's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Trust is 700 Universe Boulevard, Juno Beach, Florida 33408, and the telephone number is (561) 694-4000.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, FPL Group and FPL Group Capital will each add the net proceeds from the sale of their securities to its respective general funds. FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries and to repurchase common stock. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding long-term debt obligations. FPL Group and FPL Group Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

        FPL Group Capital Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital. FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

        FPL Group Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group. FPL Group will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2006	2005	2004	2003	2002
3.11	2.80	2.98	3.32	2.97

        FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2007 was 2.14.

WHERE YOU CAN FIND MORE INFORMATION

        FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (www.fplgroup.com).

        FPL Group Capital does not file reports or other information with the SEC. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC. FPL Group does not intend to include any separate financial information with respect to FPL Group Capital in its consolidated financial statements because FPL Group and FPL Group Capital have determined that this information is not material to the holders of FPL Group Capital's debt securities.

        No separate financial statements of the Trust are included in this prospectus. FPL Group and the Trust do not consider those financial statements to be material to holders of the preferred trust securities because (1) the Trust is a special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of FPL Group Capital, in the case of FPL Group Capital Trust, and the junior subordinated debentures of FPL Group in the case of FPL Group Trust, and issuing its preferred trust securities and common trust securities. FPL Group and the Trust do not expect the Trust to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

        The SEC allows FPL Group, FPL Group Capital and the Trust to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group, FPL Group Capital and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group, FPL Group Capital and the Trust are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a),

13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until FPL Group, FPL Group Capital and/or the Trust sell all of these securities:

  (1)
  FPL Group's Annual Report on Form 10-K for the year ended December 31, 2006;

  (2)
  FPL Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

  (3)
  FPL Group's Current Reports on Form 8-K filed with the SEC on February 21, 2007, March 20, 2007 and April 5, 2007.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022, (212) 603-2000. FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are hereby filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "believe," "could," "estimated," "may," "plan," "potential," "projection," "target," "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in FPL Group's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL Group's and FPL Group Capital's operations and financial results, and could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference are not the only ones FPL Group or FPL Group Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL Group's and FPL Group Capital's businesses in the future.

 DESCRIPTION OF FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    FPL Group Capital will issue its debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee")), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Senior Debt Securities."

        The Indenture provides for the issuance from time to time of debentures, notes or other debt by FPL Group Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Senior Debt Securities."

        This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to establish a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the Offered Senior Debt Securities of such series.

        Each series of Offered Senior Debt Securities may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the prospectus supplement relating to those Offered Senior Debt Securities:

  (1)
  the title of those Offered Senior Debt Securities,

  (2)
  any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

  (3)
  the date(s) on which FPL Group Capital will pay the principal of those Offered Senior Debt Securities,

  (4)
  the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom FPL Group Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon FPL Group Capital,

  (7)
  the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions or options held by the registered owners of those Offered Senior Debt Securities that would obligate FPL Group Capital to repurchase or redeem those Offered Senior Debt Securities,

  (10)
  the denominations in which FPL Group Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

  (11)
  the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

  (12)
  if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of those Offered Senior Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

  (16)
  any events of default with respect to those Offered Senior Debt Securities and any covenants of FPL Group Capital for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

  (17)
  the terms, if any, pursuant to which those Offered Senior Debt Securities may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

  (19)
  if FPL Group Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

  (20)
  if FPL Group Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

  (21)
  any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

  (22)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

  (23)
  other than the Guarantee described under "Description of the FPL Group Capital Senior Debt Securities Guarantee" below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

  (24)
  any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

        FPL Group Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

        Security and Ranking.    The Offered Senior Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Senior Debt Security without providing that security to all outstanding Senior Debt Securities as allowed under the Indenture. The Offered Senior Debt Securities will rank senior to FPL Group Capital's Junior Subordinated Debentures. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

        FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Senior Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

  (1)
  as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

        FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

        Defeasance.    FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

    (b)
    certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

        Limitation on Liens.    So long as any Senior Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

  (1)
  any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

  (2)
  any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

  (3)
  any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

  (a)
  the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

  (b)
  the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

  (4)
  any lien arising in connection with court proceedings; provided, that, either

  (a)
  the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

  (b)
  the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

  (c)
  so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

        Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization. (Indenture, Section 608).

        For this purpose, "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

  (3)
  any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Shareholders' Equity" as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

  (1)
  indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

  (2)
  deferred liabilities, and

  (3)
  indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

        The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

        The foregoing limitation does not limit in any manner the ability of:

  (1)
  FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

  (2)
  FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

  (3)
  FPL Group to place liens on any of its assets, or

  (4)
  any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

        Consolidation, Merger, and Sale of Assets.    Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Senior Debt Securities and under the Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

  (3)
  FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

        The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

        Events of Default.    Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

  (1)
  failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

  (2)
  failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, and

  (5)
  any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

        In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

        Remedies.    If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as "Discount Securities" in the Indenture.

        If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Senior Debt Securities of that series,

  (b)
  the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for that series, and

  (d)
  all amounts due to the Indenture Trustee under the Indenture, and

  (2)
  any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

        No registered owner of Senior Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

  (1)
  that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Senior Debt Security for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808).

        FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of Senior Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

  (a)
  when the required consent of the registered owners of Senior Debt Securities of that series or tranche has been obtained, or

  (b)
  when no Senior Debt Securities of that series or tranche remain outstanding under the Indenture,

  (5)
  to provide collateral security for all but not a part of the Senior Debt Securities,

  (6)
  to establish the form or terms of Senior Debt Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for the Senior Debt Securities of all or any series or tranche,

  (10)
  to change any place where

    (a)
    the principal of and premium, if any, and interest on all or any series or tranche of Senior Debt Securities are payable,

    (b)
    all or any series or tranche of Senior Debt Securities may be transferred or exchanged, and

    (c)
    notices and demands to or upon FPL Group Capital in respect of Senior Debt Securities and the Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

  (2)
  reduce any Senior Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

  (3)
  reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

  (4)
  change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

  (5)
  impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

  (6)
  reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that series or tranche, or

  (8)
  modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

        The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by FPL Group Capital or any other obligor upon the Senior Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

        If FPL Group Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

        Resignation and Removal of Indenture Trustee.    The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

  (1)
  no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

  (2)
  FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

        Notices.    Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

        Title.    FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

        Governing Law.    The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF THE FPL GROUP GUARANTEE OF
THE FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the

Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group. (Guarantee Agreement, Section 5.06).

        The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group. The Guarantee will rank senior to the Preferred Trust Securities Guarantee, the Subordinated Guarantee and the FPL Group Junior Subordinated Debentures (each as defined below) and FPL Group's guarantee of FPL Group Capital's preferred stock. There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

        FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

        The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

        The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital. (Guarantee Agreement, Section 5.06).

        FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

        Modification.    FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

        Termination of the Guarantee Agreement.    The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

        Governing Law.    The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF FPL GROUP SENIOR DEBT SECURITIES

        FPL Group will issue its debt securities (other than the FPL Group Junior Subordinated Debentures (as defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee")), in one or more series, under an Indenture, between FPL Group and The Bank of New York, as trustee. The terms of any offered debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP COMMON STOCK

        General.    The following statements describing FPL Group's common stock are not intended to be a complete description. For additional information, please see FPL Group's Restated Articles of Incorporation, as amended ("Charter"), and its bylaws, which set forth the terms of the common stock. Please also see the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), which contains restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group's authorized capital stock consists of 800,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value. As of March 31, 2007, 406,415,900 shares of common stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding. The FPL Group common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are, and when issued the shares offered hereby will be, fully paid and nonassessable. In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See "Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock" below.

        All outstanding FPL Group common stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the FPL Group common stock is Computershare Investor Services, LLC.

        A number of provisions that are in FPL Group's Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group common stock to receive any related takeover premium for its shares. See "—Voting Rights and Non-Cumulative Voting" and "Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock" below.

        Dividend Rights.    Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof.

        FPL Group's Charter does not limit the dividends that can be paid on the common stock. However, as a practical matter, the ability of FPL Group to pay dividends on the common stock is dependent upon, among other things, dividends paid to it by its subsidiaries, including Florida Power & Light Company. Florida Power & Light Company's ability to pay dividends is limited by restrictions contained in the Mortgage. However, these restrictions do not currently limit Florida Power & Light Company's ability to pay dividends to FPL Group from its retained earnings.

        FPL Group Capital has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters. FPL Group Capital has also issued two series of junior subordinated debentures not in connection with preferred trust securities, which junior subordinated debentures are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on these outstanding junior subordinated debentures on one or more occasions for up to 10 consecutive years. FPL Group, Florida Power & Light Company and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures. FPL Group, Florida Power & Light Company and/or FPL Group Capital may have similar rights to defer the payment of interest on those additional junior subordinated debentures. If FPL Group Capital and/or FPL Group exercises any such right to defer the payment of interest, FPL Group would not be able to pay dividends on its common stock or preferred stock during the periods when such payments are delayed with certain limited exceptions. If Florida Power & Light Company exercises any such right to defer the payment of interest, it would not be able to pay dividends to any holder of its common stock or preferred stock, including FPL Group, during the periods when such payments are delayed with certain limited exceptions. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights.

        In addition, FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders. Each series may have terms that differ from those of any other series and may provide for dividend, liquidation, voting and other rights that are superior or prior to those of FPL Group's common stock.

        Voting Rights and Non-Cumulative Voting.    In general, the holders of FPL Group common stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

  (1)
  permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of common stock and other outstanding voting stock, voting as a class;

  (2)
  provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

  (3)
  permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

  (4)
  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

  (5)
  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through (4) above.

Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

        The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

  (1)
  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

  (2)
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

  (3)
  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

  (4)
  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

  (5)
  any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

        The holders of common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of common stock can elect all of FPL Group's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter. Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued. See "Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock" below.

        Liquidation Rights.    After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets. See "Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock" below.

DESCRIPTION OF PREFERRED STOCK AND FPL GROUP GUARANTEE OF
FPL GROUP CAPITAL PREFERRED STOCK

        General.    The following statements describing FPL Group's preferred stock and FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's Charter and its bylaws, and FPL Group Capital's Articles of Incorporation, as amended ("FPL Group Capital's Charter"), and its bylaws, respectively. You should read this summary together with the articles of amendment to FPL Group's Charter or FPL Group Capital's Charter, as applicable, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. With respect to the FPL Group preferred stock and the guarantee of the FPL Group Capital preferred stock, please also see the Mortgage, which contains restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group Preferred Stock.    FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group's Charter.

        In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See also "Description of FPL Group Common Stock."

        If FPL Group Capital or FPL Group exercises a right to defer the payment of interest on junior subordinated debentures, including those junior subordinated debentures issued in connection with preferred trust securities, FPL Group will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions. If the trusts formed by Florida Power & Light Company issue preferred trust securities and Florida Power & Light Company exercises a right to defer the payment of interest on junior subordinated debentures issued in connection with preferred trust securities, Florida Power & Light Company will not be able to pay dividends on its common stock or preferred stock during the periods when such payments are delayed with certain limited exceptions. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights. See "Description of FPL Group Common Stock—Dividend Rights" in this prospectus.

        Shares of preferred stock offered hereby by FPL Group will, when issued, be fully paid and non-assessable.

        FPL Group Capital Preferred Stock.    FPL Group Capital may issue one or more series of serial preferred stock, $.01 par value, without the approval of its shareholders. The preferred stock of FPL Group Capital will be fully and unconditionally guaranteed by FPL Group as described below.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group Capital's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group Capital and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group Capital to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group Capital's Charter.

        If FPL Group Capital exercises a right to defer the payment of interest on junior subordinated debentures, including those junior subordinated debentures issued in connection with preferred trust securities, FPL Group Capital will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions. In addition, FPL Group Capital may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights. See "Description of FPL Group Common Stock—Dividend Rights" in this prospectus.

        Shares of preferred stock offered hereby by FPL Group Capital will, when issued, be fully paid and non-assessable.

        FPL Group Guarantee of FPL Group Capital Preferred Stock.    FPL Group will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that FPL Group Capital may have or assert. FPL Group's guarantee of FPL Group Capital's preferred stock will be an unsecured obligation of FPL Group and will rank (1) subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any other guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group, and (3) senior to FPL Group's common stock. A prospectus supplement will describe the terms of FPL Group's guarantee of FPL Group Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

        FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the FPL Group guarantee of FPL Group Capital preferred stock will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. FPL Group's guarantee of FPL Group Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital, debt securities of FPL Group, preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF PREFERRED TRUST SECURITIES

        General.    The Trust may issue preferred trust securities and common trust securities under the Trust Agreement. The terms of the agreements pursuant to which the preferred trust securities of FPL Group Capital Trust will be issued is herein referred to as the "FPL Group Capital Trust Agreement," and the Trust Agreement pursuant to which preferred trust securities of FPL Group Trust will be issued is herein referred to as the "FPL Group Trust Agreement;" each of these agreements is referred to in this prospectus as the "Trust Agreement." The terms of the FPL Group Capital Trust Agreement and the FPL Group Trust Agreement are substantially the same. The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. In connection with the issuance of Trust Securities by FPL Group Capital Trust, the related FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee") will be held by FPL Group Capital Trust, and in connection with the issuance of Trust Securities by FPL Group Trust, the related FPL Group Junior Subordinated Debentures (as defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee") will be held by FPL Group Trust. This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        In this section, any discussion of FPL Group Capital Trust, FPL Group Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust. Holders of Preferred Trust Securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

        The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—General"), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL Group. (Trust Agreement, Section 5.10).

        FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, FPL Group's guarantee of FPL Group Capital's payment obligations under the FPL Group Capital Junior Subordinated Debentures (referred to in this prospectus as the "Subordinated Guarantee");

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  FPL Group's guarantee of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets (referred to in this prospectus as the "Preferred Trust Securities Guarantee").

        No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        FPL Group Capital Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Capital Junior Subordinated Debentures, and FPL Group Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Junior Subordinated Debentures. (Trust Agreement, Section 2.05). The FPL Group Capital Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York as specified in the related prospectus supplement. The FPL Group Junior Subordinated Debentures will be issued under a subordinated indenture between FPL Group and The Bank of New York, as trustee. In connection with the issuance of Trust Securities, the Junior Subordinated Debentures (as defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee") will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

        A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures issued in connection therewith. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee" below.

        Distributions.    The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures. (Trust Agreement, Section 8.01). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures, or if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures, as the case may be, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under "Description of the Preferred Trust Securities Guarantee."

        Unless otherwise provided in the related prospectus supplement, the issuer of the Junior Subordinated Debentures may have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods, in which case, if the Junior Subordinated Debentures were issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any such period. Unless otherwise provided in the related prospectus supplement, distributions would, however, continue to accumulate. (Trust Agreement, Section 4.01). During any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to deferral of the payment of interest on the FPL Group Capital Junior Subordinated Debentures, nor FPL Group, with respect to the deferral of the payment of interest on the FPL Group Junior Subordinated Debentures, may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

  (1)
  purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

  (2)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

  (3)
  the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

  (4)
  dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

  (5)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (6)
  payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

  (7)
  payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

  (8)
  dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

  (9)
  redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group.

        The exceptions in (8) and (9) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        Unless otherwise provided in the related prospectus supplement, before an optional deferral period ends, FPL Group Capital or FPL Group, as the case may be, may further defer the payment of interest. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. After any optional deferral period and the payment of all amounts then due, FPL Group Capital or FPL Group, as the case may be, may select a new optional deferral period. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.

        Redemption.    Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

        Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

        Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

        If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

        Subordination of Common Trust Securities.    Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the related Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

        If an event of default under the Trust Agreement results from an event of default under the related Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

        Liquidation Distribution upon Dissolution.    The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

  (1)
  the expiration of the term of the Trust;

  (2)
  the bankruptcy, dissolution or liquidation of FPL Group;

  (3)
  the redemption of all of the Preferred Trust Securities of the Trust;

  (4)
  the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

  (5)
  at any time, at the election of FPL Group. (Trust Agreement, Sections 9.01 and 9.02).

        If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the related Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

        Events of Default; Notice.    Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  (1)
  the occurrence of an event of default as described in the related Subordinated Indenture;

  (2)
  default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

  (3)
  default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

  (4)
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

  (5)
  the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

        Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived. (Trust Agreement, Section 8.02).

        A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated

Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

        Removal of Trustees.    Unless an event of default under the related Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

        Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

        Voting Rights.    Except as provided below and under "Description of the Preferred Trust Securities Guarantee—Modification and Assignment," and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

        While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

  (1)
  direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

  (2)
  waive any past default under the related Subordinated Indenture;

  (3)
  exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

  (4)
  consent to any amendment, modification or termination of the related Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

        Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

        No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

        Amendments.    The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

  (1)
  cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

  (2)
  change the name of the Trust; or

  (3)
  modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

        No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

        Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

  (1)
  the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

  (2)
  receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

        Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

  (1)
  adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

  (2)
  restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

  (3)
  modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

        Form, Exchange and Transfer.    Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

        Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them, as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Sections 2.07(a) and 5.08).

        The Trust will not be required to:

  (1)
  issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

  (2)
  register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

        Payment on Preferred Trust Securities and Paying Agent.    Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group, and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital, to act as paying agent. (Trust Agreement, Section 5.09).

        Duties of the Trustees.    The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior

Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

        The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

  (1)
  the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

  (2)
  the Trust will not be taxed as a corporation, and

  (3)
  in the case of FPL Group Capital Trust, the FPL Group Capital Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes and, in the case of FPL Group Trust, the FPL Group Junior Subordinated Debentures will be treated as indebtedness of FPL Group for United States federal income tax purposes.

        In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

        Miscellaneous.    Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

        Notices.    Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

        Title.    The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

        Governing Law.    The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

        General.    This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreements that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by FPL Group Capital Trust and FPL Group Trust. The terms of these agreements are substantially the same, and they are referred to in this prospectus as the "Preferred Trust Securities Guarantee Agreement." This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of the Preferred Trust Securities Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        The Bank of New York will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

        General Terms of the Preferred Trust Securities Guarantee.    FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

  (1)
  any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

  (2)
  the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (3)
  upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

  (a)
  the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (b)
  the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL Group's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

        The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures held by a Trust and if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures held by a Trust, in each case the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

        FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, the Subordinated Guarantee;

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  the Preferred Trust Securities Guarantee.

        No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

  (1)
  subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Senior Debt Securities Guarantee (except those made pari passu or subordinate by their terms);

  (2)
  equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

  (3)
  senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

        The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL Group may issue or incur or the amount of preferred or preference stock it may issue.

        The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

        The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

        FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Preferred Trust Securities Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. Neither the Subordinated Indenture nor the Preferred Trust Securities

Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). Upon an event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

        Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section 5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

        FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

        Modification and Assignment.    No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

        All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

        Termination of the Preferred Trust Securities Guarantee.    The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

  (1)
  full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

  (2)
  the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

  (3)
  full payment of the amounts payable upon liquidation of the Trust.

        However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

        Governing Law.    The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

DESCRIPTION OF THE FPL GROUP AND FPL GROUP CAPITAL
JUNIOR SUBORDINATED DEBENTURES AND THE
FPL GROUP SUBORDINATED GUARANTEE

        General.    The junior subordinated debentures issued by FPL Group Capital are referred to in this prospectus as the "FPL Group Capital Junior Subordinated Debentures." The junior subordinated debentures issued by FPL Group are referred to in this prospectus as the "FPL Group Junior Subordinated Debentures," and, together with the FPL Group Capital Junior Subordinated Debentures, are referred to as the "Junior Subordinated Debentures." The FPL Group Capital Junior Subordinated Debentures will be issued by FPL Group Capital in one or more series under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, an Indenture, dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York as specified in the related prospectus supplement. The indenture or indentures pursuant to which FPL Group Capital Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the "FPL Group Capital Subordinated Indenture." The indenture or indentures pursuant to which FPL Group Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the "FPL Group Subordinated Indenture." The FPL Group Junior Subordinated Debentures will be issued by FPL Group in one or more series under an indenture or indentures between FPL Group and The Bank of New York, as trustee. In connection with the issuance of Trust Securities, the Property Trustee will hold the FPL Group Capital Junior Subordinated Debentures on behalf of FPL Group Capital Trust, or the FPL Group Junior Subordinated Debentures on behalf of FPL Group Trust, as the case may be, as trust assets. Each of the FPL Group Capital Subordinated Indenture and the FPL Group Subordinated Indenture, as each may be amended and supplemented from time to time, is referred to in this prospectus as the "Subordinated Indenture." The Bank of New York, as trustee under each Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the Junior Subordinated Debentures, the Subordinated Guarantee applicable to the FPL Group Capital Junior Subordinated Debentures, and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures, the Subordinated Guarantee or the Subordinated Indenture. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents establishing the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Subordinated Indenture (which, in the case of the FPL Group Capital

Subordinated Indenture, contains the Subordinated Guarantee), the forms of officer's certificate that may be used to establish a series of Junior Subordinated Debentures and the forms of the Junior Subordinated Debentures have been previously filed with the SEC, and are exhibits to the registration statement. In addition, each Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Each issue of the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures will constitute a separate series under the respective Subordinated Indenture. In connection with the issuance of Trust Securities, the aggregate principal amount of each series will be limited to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL Group for the related Common Trust Securities.

        All FPL Group Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Capital Junior Subordinated Debentures of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the FPL Group Capital Junior Subordinated Debentures of a particular series, create and issue additional FPL Group Capital Junior Subordinated Debentures of such series. Such additional FPL Group Capital Junior Subordinated Debentures will have the same terms as the FPL Group Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional FPL Group Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional FPL Group Capital Junior Subordinated Debentures) so that the additional FPL Group Capital Junior Subordinated Debentures may be consolidated and form a single series with the FPL Group Capital Junior Subordinated Debentures of such series.

        Similarly, all FPL Group Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Junior Subordinated Debentures of such series, in the manner described in the paragraph above with respect to FPL Group Capital Junior Subordinated Debentures.

        The FPL Group Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital's Senior Indebtedness. The FPL Group Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group which rank junior to all of FPL Group's Senior Indebtedness. The term "Senior Indebtedness" with respect to FPL Group Capital or FPL Group, as the case may be, will be defined in the related prospectus supplement. All Junior Subordinated Debentures issued under a particular Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under that Subordinated Indenture, except to the extent that FPL Group Capital or FPL Group, as the case may be, elects to provide security with respect to any series of Junior Subordinated Debentures without providing that security to all outstanding Junior Subordinated Debentures as allowed under the respective Subordinated Indenture. Junior Subordinated Debentures issued under a particular Subordinated Indenture may rank senior to, pari passu with, or junior to, Junior Subordinated Debentures issued by the same issuer under another Subordinated Indenture. The FPL Group Capital Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a Subordinated Guarantee of FPL Group, included in the Subordinated Indenture for such FPL Group Capital Junior Subordinated Debentures, which Subordinated Guarantee ranks junior to all of FPL Group's Senior Indebtedness, and may rank senior to, pari passu with, or junior to, FPL Group's obligations under a separate Subordinated Guarantee. See "—Subordinated Guarantee" below.

        Although the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures are discussed together in this section of the prospectus, FPL Group will have no obligation with respect to the FPL Group Capital Junior Subordinated Debentures except in connection with the Subordinated Guarantee and FPL Group Capital will have no obligation with respect to the FPL Group Junior Subordinated Debentures.

        Each series of Junior Subordinated Debentures that may be issued under each Subordinated Indenture may have different terms. FPL Group Capital or FPL Group, as the case may be, will include some or all of the following information about a specific series of Junior Subordinated Debentures in the prospectus supplement relating to those Junior Subordinated Debentures:

  (1)
  the title of those Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital or FPL Group, as the case may be,

  (7)
  the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which those Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions or options held by the registered owners of those Junior Subordinated Debentures that would obligate the issuer to repurchase or redeem those Junior Subordinated Debentures,

  (10)
  the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those Junior Subordinated Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

  (16)
  any events of default with respect to those Junior Subordinated Debentures and any covenants of FPL Group Capital, or FPL Group, as the case may be, for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of the issuer's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

  (19)
  if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

  (20)
  if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

  (21)
  any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (22)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

  (23)
  any collateral security, assurance, or guarantee for those Junior Subordinated Debentures (including, with respect to the FPL Group Capital Junior Subordinated Debentures, any security, assurance of guarantee in addition to, or any exceptions to, the Subordinated Guarantee described under "—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures" below),

  (24)
  the designation of the trust to which the Junior Subordinated Debentures are to be issued, if the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities,

  (25)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (26)
  any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital, in the case of the FPL Group Capital Junior Subordinated Debentures, or FPL Group.

        Subordination.    The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be. (FPL Group Capital Subordinated Indenture, Article Fifteen; FPL Group Subordinated Indenture, Article Fourteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL Group Capital, or FPL Group, as the case may be, until all holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, as the case may be;

  (2)
  any Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        Upon any distribution of assets of FPL Group Capital, or of FPL Group, as the case may be, to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, FPL Group Capital Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

        FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, FPL Group Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. The FPL Group Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures.    Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the FPL Group Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such FPL Group Capital Junior Subordinated Debentures and the FPL Group Capital Subordinated Indenture. The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the FPL Group Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the FPL Group Capital Subordinated Indenture. (FPL Group Capital Subordinated Indenture, Article Fourteen).

        The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group. (FPL Group Capital Subordinated Indenture, Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group;

  (2)
  any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1403).

        Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the FPL Group Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1403).

        FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Subordinated Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital, or FPL Group, as the case may be, will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital, or FPL Group, as the case may be, will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital, or FPL Group, as the case may be, has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital, or FPL Group, as the case may be, proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital and/or FPL Group with respect to the FPL Group Capital Junior Subordinated Debentures and FPL Group with respect to the FPL Group Junior Subordinated Debentures may change the place of payment on the Junior Subordinated

Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital, or FPL Group, as the case may be, may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL Group Capital, or FPL Group, as the case may be, may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

        FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

        Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and are subsequently distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

        Defeasance.    FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Capital Junior Subordinated Debentures). FPL Group may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Junior Subordinated Debentures). To do so, FPL Group Capital or FPL Group, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group with respect to the FPL Group Junior Subordinated Debentures, must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    Unless otherwise provided in a related prospectus supplement, FPL Group Capital, or FPL Group, as the case may be, may have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any optional deferral period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. Unless otherwise provided in a related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default (or a payment default under the Preferred Trust Securities Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities) has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group, with respect to FPL Group Junior Subordinated Debentures may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or, in the case of FPL Group Capital Junior Subordinated Debentures issued in connection with Preferred Trust Securities, the Subordinated Guarantee (as the case may be); or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities (as the case may be), other than

  (1)
  purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

  (2)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

  (3)
  the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

  (4)
  dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

  (5)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (6)
  payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

  (7)
  payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

  (8)
  dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

  (9)
  redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group. (Subordinated Indenture, Section 608).

        The exceptions in (8) and (9) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        Unless otherwise provided in a related prospectus supplement, before an optional deferral period ends, FPL Group Capital, or FPL Group, as the case may be, may further defer the payment of interest. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. After any optional deferral period and the payment of all amounts then due, FPL Group Capital, or FPL Group, as the case may be, may select a new optional deferral period. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures. If the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, FPL Group Capital, or FPL Group, as the case may be, will give the Trust and the Subordinated Indenture Trustee notice of its election of an optional deferral period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital, or FPL Group, as the case may be, did not make the election to defer or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

        Additional Interest.    If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then, so long as any Preferred Trust Securities remain outstanding, FPL Group Capital, or FPL Group, as the case may be, will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (Subordinated Indenture, Section 313).

        Redemption.    The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

        Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture, Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

        Any redemption at the option of FPL Group Capital, or FPL Group, as the case may be, may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group, in the case of FPL Group Capital Junior Subordinated Debentures, nor FPL Group, in the case of FPL Group Junior Subordinated Debentures, will be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

        If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, for so long as the Trust is the holder of all of the related Junior Subordinated Debentures the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the FPL Group Capital Subordinated Indenture, neither FPL Group Capital nor FPL Group may, and under the FPL Group Subordinated Indenture, FPL Group may not, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, is merged, or the entity that acquires or leases FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

  (3)
  FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

        The Subordinated Indenture does not prevent or restrict:

  (1)
  any consolidation or merger after the consummation of which FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, would be the surviving or resulting entity;

  (2)
  in the case of the FPL Group Capital Subordinated Indenture, any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

  (3)
  any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, which does not constitute the entirety, or substantially the entirety, thereof; or

  (4)
  the approval by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, of or the consent by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after FPL Group Capital and FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, receive written notice of such failure to comply from the Subordinated Indenture Trustee, or FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture,

  (5)
  with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, and

  (6)
  any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

        Remedies.    If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding Subordinated Indenture Securities, then only the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Subordinated Indenture Securities of that series,

  (b)
  the principal of and any premium on any Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for that series, and

  (d)
  all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

  (2)
  any other event of default with respect to the Subordinated Indenture Securities of that series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

        No registered owner of Subordinated Indenture Securities of any series will have any right to institute any proceeding under the Subordinated Indenture, or exercise any remedy under the Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section 807).

        However, these limitations do not apply to a suit instituted by a registered owner of a Subordinated Indenture Security for the enforcement of payment of the principal of or any premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808).

        Each of FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and FPL Group in the case of the FPL Group Subordinated Indenture, is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

        Enforcement of Certain Rights by Holders of Preferred Trust Securities.    If the Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities and if there is an event of default with respect to Junior Subordinated Debentures held by the Trust, then the holders of Preferred Trust Securities issued by the Trust will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as a holder of the Junior Subordinated Debentures. However, in such a situation, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

        Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

        Modification and Waiver.    Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, the Subordinated Indenture Trustee and, in the case of the FPL Group Capital Subordinated Indenture, FPL Group Capital, may amend or supplement the Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital's or FPL Group's, in the case of the FPL Group Capital Subordinated Indenture, or by any permitted successor to FPL Group of FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, or to surrender any right or power conferred upon FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group by the Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

  (a)
  when the required consent of the registered owners of Subordinated Indenture Securities of that series or tranche has been obtained, or

  (b)
  when no Subordinated Indenture Securities of that series or tranche remain outstanding under the Subordinated Indenture,

  (5)
  to provide collateral security for all but not a part of the Subordinated Indenture Securities,

  (6)
  to establish the form or terms of Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for the Subordinated Indenture Securities of all or any series or tranche,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all or any series or tranche of Subordinated Indenture Securities are payable,

  (b)
  all or any series or tranche of Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or by FPL Group in the case of the FPL Group Subordinated Indenture, with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of either Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, and the

Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital or FPL Group, as the case may be, issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

  (2)
  reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

  (6)
  in the case of FPL Group Capital Subordinated Indenture, impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

  (7)
  reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche,

  (8)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche, or

  (9)
  modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. If Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

        Each Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, (a) in the case of the FPL Group Capital Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) and (b) in the case of the FPL Group Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group or of that other obligor (unless FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section 101).

        If FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, neither FPL Group Capital nor FPL Group will be obligated to do this. If FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee, FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

        Resignation and Removal of Subordinated Indenture Trustee.    The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and to FPL Group in the case of the FPL Group Subordinated Indenture. However, if Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture, Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

  (1)
  no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

  (2)
  FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

        Title.    The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

        Governing Law.    The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York. In addition to acting as Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Capital Subordinated Indenture, The Bank of New York acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of FPL Group Capital Senior Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of the

FPL Group Capital Senior Debt Securities Guarantee" above, (iii) purchase contract agent under a purchase contract agreement described under "Description of FPL Group Stock Purchase Contracts and Stock Purchase Units" above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of the Preferred Trust Securities Guarantee" above, (v) Property Trustee under the Trust Agreement and (vi) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Subordinated Indenture. In addition, The Bank of New York acts as preferred trust securities trustee and property trustee with respect to FPL Group Capital Trust I's preferred trust securities. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement and as Delaware trustee under the Trust Agreement entered into in connection with FPL Group Capital Trust I's preferred trust securities.

PLAN OF DISTRIBUTION

        FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        Through Underwriters or Dealers.    If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as our agent or the applicable trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL Group, FPL Group Capital and/or the Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        FPL Group, FPL Group Capital and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL Group, FPL Group Capital and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL Group, FPL Group Capital and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from FPL Group's Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Squire, Sanders & Dempsey L.L.P., Miami, Florida, and Thelen Reid Brown Raysman & Steiner LLP, New York, New York, co-counsel to FPL Group, FPL Group Capital and the Trust, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital and the Trust. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and the Trust. Thelen Reid Brown Raysman & Steiner LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey L.L.P., and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Squire, Sanders & Dempsey L.L.P. may rely as to all matters of New York law upon the opinion of Thelen Reid Brown Raysman & Steiner LLP, and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL Group, FPL Group Capital or the Trust specifying the final terms of a particular offering of securities. Neither FPL Group, FPL Group Capital nor the Trust has authorized anyone else to provide you with additional or different information. Neither FPL Group, FPL Group Capital nor the Trust is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

$400,000,000

FPL GROUP, INC.

Common Stock

PROSPECTUS SUPPLEMENT

January 27, 2009

Credit Suisse